Exhibit 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 350), the undersigned, Frank Rizzo, President (principal executive officer) of XenaCare Holdings, Inc. (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the "Report").

The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 18th day of November 2008.

XENACARE HOLDINGS, INC.

/s/ Frank Rizzo
Name: Frank Rizzo,
Title: President (principal executive officer) and Director